Exhibit 23.13(a)

Golder Associates Ltd.

March 28, 2013

TO:     Seabridge Gold Inc.

Ladies and Gentlemen:

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Seabridge Gold Inc. (the “Company”), to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, and the Annual Information Form (the “AIF”) of the Company for the year ended December 31, 2012, which is being filed as an exhibit to and incorporated by reference in the 40-F.

I, Cameron Clayton, on behalf of myself and Golder Associates Ltd., hereby consent to the references to, and the information derived from, the following reports and to the references, as applicable, to my name and Golder Associates Ltd.’s name in connection with the following report in the AIF and the 40-F:
•	Seabridge Gold Inc. - Courageous Lake Prefeasibility Study dated September 5, 2012; and
•	Courageous Lake Updated Preliminary Economic Assessment 2011 and is dated July 15, 2011.

Yours truly,

/s/ Cameron Clayton
Cameron Clayton, M. Eng., P. Geo.